CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 19, 2006 in the Registration Statement on Form F-1 and related Prospectus of Rosetta Genomics Ltd dated February 13, 2007.

/S/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel February 13, 2007	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global